Coopers                                 Coopers & Lybrand L.L.P.
&Lybrand                                a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
Floating Rate Portfolio:

We consent to the inclusion in the Registration Statement on Form N-2 of our report dated March 21, 1997 on our audit of the statement of assets and liabilities of Floating Rate Portfolio. We also consent to the reference to our firm under the caption "Independent Accountants."






                                        /s/ Coopers & Lybrand L.L.P.
                                        --------------------------------
                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 21, 1997